Calculation of Filing Fee Tables
S-3
MoonLake Immunotherapeutics
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, $0.0001 par value per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preference shares, $0.0001 par value per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Other	Units	457(r)				0.0001381
Fees to be Paid	6	Equity	Ordinary shares, $0.0001 par value per share	457(o)			$ 300,000,000.00	0.0001381	$ 41,430.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 300,000,000.00		$ 41,430.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 41,430.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The amount to be registered consists of an indeterminate number of ordinary shares, preference shares, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) ordinary shares or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable preference shares and/or debt securities registered hereby, or (ii) ordinary shares, preference shares, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and are not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities, or that are issued in units.

[2]	See Note 1.

[3]	See Note 1.

[4]	See Note 1.

[5]	See Note 1.

[6]	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the filing fees relating to the securities that are registered and available for sale under this registration statement, other than the fees in connection with the $300,000,000 of the registrant's ordinary shares that may be issued and sold from time to time under the Sales Agreement, dated August 31, 2023, with Leerink Partners LLC, as sales agent, as amended by Amendment No. 1 to the Sales Agreement, dated August 10, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	MoonLake Immunotherapeutics	S-3	333-274286	08/31/2023		$ 41,430.00	Unallocated (Universal) Shelf			$ 300,000,000.00
Fee Offset Sources	2	MoonLake Immunotherapeutics	S-3	333-274286		08/31/2023						$ 41,430.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The offering that includes the Unsold Securities (as defined below) under the August 2023 Registration Statement (as defined below) is hereby terminated. The registrant has previously registered the offer and sale of up to $1,000,000,000 of securities pursuant to a registration statement on Form S-3 (File No. 333-274286), which was initially filed with the Securities and Exchange Commission on August 31, 2023 and became effective on September 11, 2023 (the "August 2023 Registration Statement"). In connection with the filing of the August 2023 Registration Statement, the registrant made a contemporaneous fee payment in the amount of $110,200.00. Of the $1,000,000,000 of securities registered under the August 2023 Registration Statement, $558,820,982 of securities remains unsold (the "Unsold Securities"). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $41,430.00 that has already been paid and remains unused with respect to the Unsold Securities is hereby offset against the registration fee of $41,430.00 due for this offering. The offering that includes the Unsold Securities under the August 2023 Registration Statement is hereby terminated.

Offset Note
[2]	The registrant has previously registered the offer and sale of up to $1,000,000,000 of securities pursuant to the August 2023 Registration Statement. In connection with the filing of the August 2023 Registration Statement, the registrant made a contemporaneous fee payment in the amount of $110,200.00. Of the $1,000,000,000 of securities registered under the August 2023 Registration Statement, $558,820,982 of securities remains unsold. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $41,430.00 that has already been paid and remains unused with respect to the Unsold Securities is hereby offset against the registration fee of $41,430.00 due for this offering. The offering that includes the Unsold Securities under the August 2023 Registration Statement is hereby terminated.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date